Exhibit 99.1

PPL ENERGY SUPPLY, LLC

Contact:	For news media: George C. Lewis, 610-774-5997 For financial analysts: Joseph P. Bergstein; 610-774-5609 PPL Corporation

PPL Energy Supply, LLC

Announces Exchange Offer for

8.857% Senior Secured Bonds due 2025 of PPL Ironwood, LLC

and Related Consent Solicitation

ALLENTOWN, Pa. (January 11, 2013) — PPL Energy Supply, LLC (the “Company” or “PPL Energy Supply”) announced today the commencement of an offer to exchange up to all but not less than a majority of 8.857% Senior Secured Bonds due 2025 of its wholly owned subsidiary PPL Ironwood, LLC (CUSIP No. 00103XAC7) (the “Ironwood Bonds”) for newly issued Senior Notes, Series 4.60% due 2021 of the Company (the “New Notes”), upon the terms and subject to the conditions set forth in the prospectus (the “Prospectus”) and the related letter of transmittal and consent (the “Letter of Transmittal and Consent”).

The offer to exchange the Ironwood Bonds for New Notes is referred to as the “Exchange Offer.” The New Notes will comprise part of the same series as, and are expected to be fungible for U.S. federal income tax purposes with, the $500,000,000 aggregate principal amount of Senior Notes, Series 4.60% due 2021 (the “Existing 2021 Notes”) that PPL Energy Supply initially issued on December 16, 2011. The New Notes will be the unsecured and unsubordinated obligations of the Company. The Ironwood Bonds exchanged in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

Concurrently with the Exchange Offer, PPL Energy Supply is soliciting (the “Consent Solicitation”) consents (“Consents”) from holders of Ironwood Bonds, upon the terms set forth in the Prospectus and the Letter of Transmittal and Consent, to certain proposed amendments (the “Proposed Amendments”) to the Ironwood Bonds, the indenture governing the Ironwood Bonds and the Collateral Agency and Intercreditor Agreement among the Company, the trustee, collateral agent and depositary bank thereto. The proposed amendments would, among other things, eliminate substantially all of the restrictive covenants pertaining to the Ironwood Bonds and certain provisions relating to the operation and financing of the facilities operated by Ironwood. The Proposed Amendments are summarized below.

Upon the terms and subject to the conditions of the Exchange Offer, for each $1,000 principal amount that remains payable on the Ironwood Bonds outstanding at the Expiration Date, tendered prior to the Expiration Date and accepted for exchange, PPL Energy Supply will pay the exchange consideration (the “Exchange Consideration”) of $1,270 in the form of New Notes.

Bond	CUSIP No.	Principal Amount Remaining Payable at the Expiration Date	For each $1,000 Principal Amount Remaining Payable of Ironwood Bonds Outstanding at the Expiration Date, Consideration in Principal Amount of Senior Notes, Series 4.60% due 2021 Received(1):
8.857% Senior Secured Bonds due 2025 (the “Ironwood Bonds”)	00103XAC7	$1,000	$1,270

(1)	The Company will not accept any tender of Ironwood Bonds that would result in the issuance of less than $1,000 principal amount of New Notes.

On February 28, 2013, PPL Ironwood will make a principal and interest payment on any Ironwood Bonds outstanding on that date to holders of record of Ironwood Bonds as of February 1, 2013, the record date for that payment. Holders who properly tender their Ironwood Bonds and whose Ironwood Bonds are accepted for exchange will receive the Exchange Consideration on the Settlement Date (defined below) plus accrued and unpaid interest in cash on such Ironwood Bonds, subject to “3. Important Information Regarding the New Notes — a. Accrued and Unpaid Interest” below. Such participating holders will not be entitled to receive the payment of principal and interest on February 28, 2013. Holders who do not participate in the Exchange Offer and who are otherwise entitled to receive the February 28, 2013 payment of principal and interest on the Ironwood Bonds pursuant to the rules of DTC applicable to such payments, will receive the payment of principal and interest on February 28, 2013.

The aggregate Exchange Consideration paid to each participating holder for all Ironwood Bonds properly tendered (and not validly withdrawn) and accepted will be rounded down, if necessary, to $1,000 or the nearest whole multiple of $1,000 in excess thereof and the Company will pay cash up to $1,000.

The Exchange Offer will expire at 11:59 p.m., New York City time, on February 8, 2013 (such time and date, as the same may be extended, the “Expiration Date”). Tenders may be withdrawn prior to 11:59 p.m., New York City time, on the Expiration Date. The Company plans to issue the New Notes promptly following the Expiration Date (such issue date, the “Settlement Date”).

1. Terms of the Consent Solicitation

a. The Consent Solicitation

Upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal and Consent, the Company is soliciting the Consent of holders of the Ironwood Bonds to the Proposed Amendments. Promptly following the Expiration Date, if the Requisite Consents (as defined below) are delivered, (i) Ironwood and The Bank of New York Mellon as trustee will enter into a supplemental indenture (the “Supplemental Indenture”) and (ii) The Bank of New York Mellon, in its separate capacities as trustee, collateral agent and depositary bank, will be directed to enter into an amended and restated Collateral Agency Agreement, in each case to give effect to the Proposed Amendments. The Proposed Amendments will not become operative until the consummation of the Exchange Offer. In the event that the Company does not receive the Requisite Consents or does not consummate the Exchange Offer for any reason, the Indenture and the Collateral Agency Agreement will remain in effect in their current form.

Valid tenders of Ironwood Bonds pursuant to the Exchange Offer (that are not validly withdrawn) will be deemed to include Consents to the Proposed Amendments. Holders may not validly tender Ironwood Bonds in the Exchange Offer without delivering the related Consents in the Consent Solicitation and may not validly withdraw previously tendered Ironwood Bonds prior to the Expiration Date without revoking the related Consents. Holders may not deliver Consents in the Consent Solicitation without validly tendering their Ironwood Bonds in the Exchange Offer and may only validly revoke Consents by validly withdrawing the previously tendered related Ironwood Bonds prior to the Expiration Date.

b. Proposed Amendments

If the Requisite Consents are obtained, the Proposed Amendments (i) will delete in their entirety substantially all of the restrictive covenants in the Ironwood Indenture and (ii) direct the trustee, collateral agent and depositary bank to execute an amended and restated Collateral Agency Agreement, which will no longer include certain provisions relating to the operation and financing of the Ironwood generating facility owned by PPL Ironwood, LLC.

Holders of Ironwood Bonds left outstanding following the completion of the Exchange Offer will no longer be entitled to the benefits of the covenants and other provisions that are eliminated or modified pursuant to the Proposed Amendments.

c. Requisite Consents

In order to be adopted, the Proposed Amendments applicable to the Ironwood Bonds Indenture require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Ironwood Bonds (the “Indenture Requisite Consents”) and the Proposed Amendments applicable to the Collateral Agency Agreement are conditioned on, among other things, the consent of the holders of at least a majority in principal amount of the outstanding indebtedness of Ironwood (the “Collateral Agency Agreement Requisite Consents” and together with the Indenture Requisite Consents, the “Requisite Consents”).

d. Expiration Date

To deliver Consents pursuant to the Consent Solicitation, holders must validly tender (and not validly withdraw) their Ironwood Bonds, and thereby deliver Consents related to such Ironwood Bonds, at or prior to 11:59 p.m., New York City time, on the Expiration Date.

2. Terms of the Exchange Offer

a. Minimum Tender Amount

The Exchange Offer is conditioned on at least a majority in principal amount of the outstanding Ironwood Bonds being validly tendered (and not validly withdrawn) prior to the Expiration Date (the “Minimum Tender Amount”). The terms of the Exchange Offer are described more fully in the Prospectus and the related Letter of Transmittal and Consent.

b. Withdrawal Rights

Tenders may be withdrawn prior to 11:59 p.m., New York City time, on the Expiration Date. Holders may also withdraw tendered Ironwood Bonds if we have not accepted them for purchase on or before 40 days after the commencement of the Exchange Offer.

Tenders of Ironwood Bonds pursuant to the Exchange Offer may be validly withdrawn and the related Consent delivered pursuant to the Consent Solicitation may be validly revoked at any time prior to the Expiration Date by following the procedures described herein. A valid withdrawal of tendered Ironwood Bonds prior to the Expiration Date shall be deemed a valid revocation of the related Consent.

If PPL Energy Supply amends or modifies the terms of the Exchange Offer or the Consent Solicitation or the information concerning the Exchange Offer or the Consent Solicitation, in a manner determined by us to constitute a material change to holders of the Ironwood Bonds, we will disseminate additional Exchange Offer and Consent Solicitation materials and extend the period of such Exchange Offer and/or Consent Solicitation, including any withdrawal and revocation rights, to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder’s withdrawal and revocation rights, as described above, unless otherwise provided herein or in any additional Exchange Offer materials or as required by applicable law.

c. Expiration Date

The Exchange Offer will expire at 11:59 p.m., New York City time, on the Expiration Date.

3. Important Information Regarding the New Notes

a. Accrued and Unpaid Interest

If Ironwood Bonds are properly tendered by an eligible holder (and not validly withdrawn) and accepted by us for exchange pursuant to the Exchange Offer, such holder will be entitled to receive accrued and unpaid interest in cash on such Ironwood Bonds up to, but not including, the Settlement Date. An amount equal to the accrued interest on the New Notes at the time of their issuance on the Settlement Date will be subtracted from the payment to be made on the Settlement Date in respect of the accrued and unpaid interest on the Ironwood Bonds accepted for exchange.

4. Conditions to the Exchange Offer

The Exchange Offer is subject to (i) the Minimum Tender Amount of Ironwood Bonds being validly tendered (and not validly withdrawn) prior to the Expiration Date, (ii) the New Notes issued in the Exchange Offer being fungible for U.S. federal income tax purposes with the Existing 2021 Notes and (iii) the registration statement of which the Prospectus forms a part being declared effective by the SEC and no stop order suspending its effectiveness or any proceeding for that purpose being outstanding (and neither condition (ii) nor (iii) may be waived by us) and the other conditions described under “Conditions of the Exchange Offer” in the Prospectus. In addition, we have the right to terminate or withdraw the Exchange Offer at any time if any of the conditions described under “Conditions of the Exchange Offer and the Consent Solicitation” in the Prospectus are not satisfied or waived by the Expiration Date.

5. Additional Information

The Company has filed a registration statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) relating to the Exchange Offer and the Consent Solicitation with the SEC on January 11, 2013. The Registration Statement has not yet become effective and the New Notes may not be issued, nor may the Exchange Offer be completed, until such time as the Registration Statement has been declared effective by the SEC and is not subject to a stop order or any proceedings for that purpose.

We urge holders to read the Prospectus relating to the Exchange Offer and the Consent Solicitation prior to making a decision to tender any of their Ironwood Bonds or otherwise make an investment decision with respect to the New Notes because it contains important information regarding the Exchange Offer and the Consent Solicitation.

Copies of the preliminary prospectus relating to the Exchange Offer and the Consent Solicitation, which is contained in the Registration Statement, and the related Consent and Letter of Transmittal will be made available to holders of Ironwood Bonds who complete a letter of eligibility confirming that they are within the category of eligible holders for the exchange offer. Copies of the eligibility letter are available to holders of the Ironwood Bonds through the information agent, D.F. King & Co, Inc., at (800) 488-8075 (toll free) or (212) 269-5550 (collect) or visit their website for this purpose at http://www.dfking.com/ppl. J.P. Morgan is acting as the dealer manager in connection with the Exchange Offer. For additional information, you may contact J.P. Morgan at (866) 834-4666 (U.S. toll free) or (212) 834-4811 (collect). The Prospectus and the related Letter of Transmittal and Consent will also be available free of charge at the SEC’s website at www.sec.gov.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About the Company

PPL Energy Supply, formed in 2000 and headquartered in Allentown, Pennsylvania, is an energy company engaged through its subsidiaries in the generation and marketing of electricity, primarily in the northeastern and northwestern power markets of the United States. PPL Energy Supply’s major operating subsidiaries are PPL Generation and PPL EnergyPlus. PPL Energy Supply is an indirect wholly owned subsidiary of PPL Corporation, a Pennsylvania corporation.

Forward-Looking Statements

Certain statements included in this press release, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in the “Risk Factors” section in the Offering Memorandum and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements: fuel supply cost and availability; weather conditions affecting generation, customer energy use and operating costs; operation, availability and operating costs of existing generation facilities; the length and cost of scheduled and unscheduled outages at our generating facilities; transmission and distribution system conditions and operating costs; potential expansion of alternative sources of electricity generation; potential laws or regulations to reduce emissions of “greenhouse” gases or the physical effects of climate change; collective labor bargaining negotiations; the outcome of litigation against us; potential effects of threatened or actual terrorism, war or other hostilities, cyber-based intrusions or natural disasters; our commitments and liabilities and those of our subsidiaries; market demand and prices for energy, capacity, transmission services, emission allowances, renewable energy credits and delivered fuel; competition in retail and wholesale power and natural gas markets; liquidity of wholesale power markets; defaults by counterparties under energy, fuel or other power product contracts; market prices of commodity inputs for ongoing capital expenditures; capital market conditions, including the availability of capital or credit, changes in interest rates and certain economic indices, and decisions regarding capital structure; stock price performance of PPL Corporation, our parent; volatility in the fair value of debt and equity securities and its impact on the value of assets in PPL Susquehanna’s nuclear plant decommissioning trust funds and in defined benefit plans, and the potential cash funding requirements if fair value declines; interest rates and their effect on pension, retiree medical, and nuclear decommissioning liabilities, and interest payable on certain debt securities; volatility in or the impact of other changes in financial or commodity markets and economic conditions; profitability and liquidity, including access to capital markets and credit facilities; new accounting requirements or new interpretations or applications of existing requirements; changes in securities and credit ratings; current and future environmental conditions, regulations and other requirements and the related costs of compliance, including environmental capital expenditures, emission allowance costs and other expenses; legal, regulatory, political, market or other reactions to the 2011 incident at the nuclear generating facility at Fukushima, Japan, including additional Nuclear Regulatory Commission requirements; political, regulatory or economic conditions in states, regions or countries where we and our subsidiaries conduct business; receipt of necessary governmental permits, approvals and rate relief; new state, federal or foreign legislation, including new tax, environmental, healthcare or pension-related legislation; state, federal or foreign regulatory developments; the impact of any state, federal or foreign investigations applicable to us and the energy industry; the effect of any business or industry restructuring; development of new projects, markets and technologies; performance of new ventures; and business dispositions or acquisitions and our ability to successfully operate such acquired businesses and realize expected benefits from business acquisitions. Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and, except as required by applicable law, we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.